CONSENT OF INDEPENDENT AUDITORS

Conso Products Company

     We consent to the incorporation by reference in the Registration Statement No. 33-85518 of Conso Products Company on Form S-8, pertaining to Conso Products Company's 1994 Employee Stock Purchase Plan, of our report dated August 14, 1996 appearing in this Annual Report on Form 10-K of Conso Products Company for the year ended June 29, 1996.

/s/ Deloitte & Touche LLP
Greenville, South Carolina
September 25, 1996

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                         CONSENT OF INDEPENDENT AUDITORS

Conso Products Company

     We consent to the incorporation by reference in the Registration Statement No. 33-97146 of Conso Products Company on Form S-8, pertaining to the Conso Products Company 1993 Stock Option Plan, of our report dated August 14, 1996 appearing in this Annual Report on Form 10-K of Conso Products Company for the year ended June 29, 1996.

/s/ Deloitte & Touche LLP
Greenville, South Carolina
September 25, 1996

                        CONSENT OF INDEPENDENT AUDITORS

Conso Products Company

     We consent to the incorporation by reference in the Registration Statement No. 333-1364 of Conso Products Company on Form S-3 of our report dated August 14, 1996 appearing in this Annual Report on Form 10-K of Conso Products Company for the year ended June 29, 1996.

/s/ Deloitte & Touche LLP
Greenville, South Carolina
September 25, 1996

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